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                                                  							      Exhibit 23.1
              		       CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in the Registration Statements of Boston Technology, Inc. on Form S-8 (File Nos. 33-35135, 33-42808, 33-52298, 33-52296, 33-80734, 33-80720, 33-60703, 33-60707 and 333-6863) of our reports dated April 24, 1997, on our audits of the consolidated financial statements and financial statement schedule of Boston Technology, Inc. as of January 31, 1997 and 1996, and for each of the three fiscal years in the period ended January 31,1997, which reports are included in this Annual Report of Form 10-K.


	                                        					    By /s/Coopers & Lybrand
                                        						       --------------------
                                        						       Coopers & Lybrand

Boston, Massachusetts
April 30, 1997
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